  Exhibit 99.1

Track Group Reports 1st Quarter Fiscal 2021 Financial Results

Monitoring Revenue and Total Revenue up 12%, Record Quarterly Operating Income, Adjusted EBITDA up 50%, Net Loss Turnaround

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTC Pink Market: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its first quarter ended December 31, 2020 (“Q1 FY21”). The Company posted (i) total revenue of $9.4 million, an increase of approximately 12% over total revenue for the same period last year (“Q1 FY20”); (ii) operating income of $1.4 million, representing an increase of 373% compared to Q1 FY20 operating income of $0.3M; (iii) adjusted EBITDA of $2.7 million in Q1 FY21, up 50% compared to $1.8 million for Q1 FY20; and (iv) net income attributable to common shareholders of $1.3M in Q1 FY21 compared to a net loss of $0.2 million in Q1 FY20.

“The strong performance of the Company during the second half of the prior fiscal year (April to September 2020) carried over into the first quarter of fiscal year 2021 (October – December 2020). As our employees continue to work closely with customers and supply partners alike, we collectively work through the challenges brought on by the Coronavirus,” said Derek Cassell, Track Group’s CEO.

FINANCIAL HIGHLIGHTS

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Strong quarterly total revenue of $9.4 million in Q1 FY21, up 12% compared to Q1 FY20 total revenue of $8.4 million as the increase in monitoring revenue of approximately 12% was offset by a nominal decline in product sales.

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Gross profit of $5.2 million in Q1 FY21 was up 12% compared to Q1 FY20 gross profit of $4.7 million.

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Total operating expense for Q1 FY21 of $3.8 million was down 13% versus Q1 FY20’s operating expense of $4.4 million. The decline in quarterly operating expense when combined with the favorable increase in gross profit led to operating income in Q1 FY21 of $1.4 million compared to operating income of $0.3 million for Q1 FY20, representing an improvement of 373%.

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Adjusted EBITDA in the Q1 FY21 was $2.7 million, an increase of nearly 50%, compared to $1.8 million for Q1 FY20. Adjusted EBITDA in Q1 FY21 as a percentage of revenue also increased to 28.2%, compared to 21.1% for Q1 FY20.

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The cash balance of $5.9 million at December 31, 2020 was down 13% compared to $6.8 million at September 30, 2020 as the Company made significant investments in additional monitoring devices and software to accommodate increased customer demand.

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Net income attributable to common shareholders in Q1 FY21 was $1.3 million compared to a net loss of $0.2M in Q1 FY20, a change principally attributable to the Company’s strong operating performance and the increase in other Income associated with a foreign currency exchange gain.

Business Outlook
As of February 10, 2021, the Coronavirus pandemic has adversely impacted both the Company’s revenue and costs by disrupting its operations in Chile, causing shortages within the supply chain and postponing sales opportunities as some government agencies have delayed new RFP (Request for Proposal) processes. In addition, we continue to operate in a rapidly changing environment so the extent to which the Coronavirus pandemic impacts our business, operations and financial results from this point forward will depend on numerous evolving factors that we cannot accurately predict. Given this uncertainty, the Company has elected not to provide specific guidance regarding fiscal 2021 operating results.

About Track Group, Inc.
Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTC Pink Market exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures
This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items including but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2020, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited) December 31,	September 30,
Assets	2020	2020
Current assets:
Cash	$5,862,442	$6,762,099
Accounts receivable, net of allowance for doubtful accounts of $2,624,536 and $2,654,173, respectively	6,420,253	5,546,213
Prepaid expense and deposits	817,774	866,389
Inventory, net of reserves of $6,392 and $6,483, respectively	118,510	124,606
Total current assets	13,218,979	13,299,307
Property and equipment, net of accumulated depreciation of $2,746,715 and $2,531,631, respectively	359,317	378,764
Monitoring equipment, net of accumulated depreciation of $5,589,903 and $6,639,883, respectively	2,755,331	2,065,947
Intangible assets, net of accumulated amortization of $17,019,421 and $16,390,721, respectively	21,412,818	21,171,045
Goodwill	8,527,257	8,220,380
Deferred tax asset	425,666	432,721
Other assets	2,577,659	2,166,743
Total assets	$49,277,027	$47,734,907

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,830,099	$2,199,215
Accrued liabilities	15,372,602	14,958,628
Current portion of long-term debt	671,266	30,914,625
Total current liabilities	17,873,967	48,072,468
Long-term debt, net	30,572,648	418,575
Long-term liabilities	109,706	164,487
Total liabilities	48,556,321	48,655,530

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,414,150 shares outstanding, respectively	1,141	1,141
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,270,242	302,270,242
Accumulated deficit	(300,947,439)	(302,270,933)
Accumulated other comprehensive loss	(603,238)	(921,073)
Total equity (deficit)	720,706	(920,623)
Total liabilities and stockholders’ equity (deficit)	$49,277,027	$47,734,907

TRACK GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended December 31,
	2020	2019
Revenue:
Monitoring and other related services	$9,271,729	$8,268,423
Product sales and other	130,176	152,408
Total revenue	9,401,905	8,420,831

Cost of revenue:
Monitoring, products and other related services	3,700,426	3,266,909
Depreciation & amortization included in cost of revenue	488,675	487,442
Total cost of revenue	4,189,101	3,754,351

Gross profit	5,212,804	4,666,480

Operating expense:
General & administrative	2,400,735	3,011,854
Selling & marketing	550,457	541,549
Research & development	307,294	296,155
Depreciation & amortization	531,763	515,939
Total operating expense	3,790,249	4,365,497

Operating income	1,422,555	300,983

Other income (expense):
Interest expense, net	(640,022)	(602,533)
Currency exchange gain	818,626	143,308
Other income/expense, net	26	-
Total other income (expense)	178,630	(459,225)
Income (loss) before income taxes	1,601,185	(158,242)
Income tax expense	277,691	74,383
Net income (loss) attributable to common stockholders	1,323,494	(232,625)
Foreign currency translation adjustments	317,835	(64,098)
Comprehensive income (loss)	$1,641,329	$(296,723)
Net income (loss) per common share, basic and diluted	$0.12	$(0.02)
Weighted average common shares outstanding, basic and diluted	11,414,150	11,411,704

	Three Months Ended December 31,
	2020	2019

Non-GAAP Adjusted EBITDA (in 000's, except share data)
Net Income (loss) attributable to common shareholders	$1,323	$(233)
Interest expense, net	640	603
Depreciation and amortization	1,020	1,003
Income taxes (1)	278	74
Board compensation and stock-based compensation	75	95
Foreign exchange gain	(818)	(143)
Other charges, net (2)	136	374
Non-GAAP Adjusted EBITDA	$2,654	$1,773
Non-GAAP Adjusted EBITDA, percent of revenue	28.2%	21.1%

Weighted average common shares outstanding	11,414,150	11,411,704
Non-GAAP earnings per share	$0.23	$0.16

(1)
Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.
(2)
Other charges may include gains or losses and non-recurring accrual adjustments.